Exhibit 10.24

RESTRICTED STOCK AGREEMENT

(John MacColl)

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is dated as of February 28, 2007, by and between GEOVERA INSURANCE GROUP HOLDINGS, LTD. (formerly known as HFF&L (Cayman) Holdings, Ltd.), a Cayman Islands exempted company (the “Company”), and John MacColl (the “Stockholder”).

WHEREAS, the Company wishes to issue to the Stockholder a certain number of the Company’s Ordinary Shares (as defined in Section 1 hereof) on the terms and subject to the restrictions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Company and the Stockholder agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the meanings specified below:

“Act” has the meaning specified in Section 5(a) hereof.

“Agreement” has the meaning specified in the preamble hereto.

“Board” means the Board of Directors of the Company.

“Company” has the meaning specified in the preamble hereto.

“Distributions” has the meaning specified in Section 7.1.

“Ordinary Shares” means the ordinary shares, par value $0.001 per share, of the Company.

“Original Price Per Share” means $6.00 per Share for each Ordinary Share.

“Person” an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

“Sale of the Company” means any of the following events: (a) the acquisition of the Company by another Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, scheme of arrangement, consolidation, recapitalization or other similar transaction) in which the Company’s members of record immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for the Company’s acquisition or otherwise) fail to hold at least fifty percent (50%) of the voting power of the resulting or surviving corporation or other surviving entity, as applicable, following such acquisition, or (b) the sale of all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole.

“Shares” has the meaning set forth in Section 2(a) of this Agreement and includes all other shares of capital stock issued with respect thereto by way of dividend or stock split or in connection with any merger, consolidation, recapitalization or reorganization affecting the Company’s capital stock.

“Stockholder” has the meaning specified in the preamble hereto.

“Subsidiary” means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) which are (a) entitled ordinarily, in the absence of contingencies, to vote for the election of a majority of such business entity’s directors (or Persons exercising similar functions), even though the right so to vote has been suspended by the happening of such a contingency, or (b) entitled at the time to vote for the election of a majority of such business entity’s directors (or Person exercising similar functions), whether or not the right so to vote exists by reason of the happening of a contingency.

“Termination of Service” means the later of the termination of the Stockholder’s service as member of the Board or the termination of the Stockholder’s services as a consultant to the Company if the Stockholder enters into a written consulting agreement with the Company, for any reason, including, without limitation, for resignation, death or Disability of the Stockholder, and whether or not for Cause.

“Transfer” has the meaning specified in Section 4 hereof.

“Unvested Shares” has the meaning specified in Section 3.1 hereof.

“Vested Shares” has the meaning specified in Section 3.1 hereof.

“Vesting Date” has the meaning specified in Section 7.1(b).

“Vesting Date Payment” has the meaning specified in Section 7.1(b).

2. PURCHASE AND SALE OF SHARES. (a) Subject to (i) the terms and conditions hereinafter set forth and in reliance on the representations and warranties contained herein, and (ii) the Company’s receipt of any and all necessary consents, authorizations and approvals of the transactions contemplated by this Agreement, and in consideration of the Stockholder’s agreement to become a member of the Board, the Company hereby agrees to issue to the Stockholder, on the date hereof, 6,667 Ordinary Shares (the “Shares”). As of the date hereof, the Company shall deliver to the Stockholder a certificate or certificates representing the Shares (each such certificate to bear the legends set forth in Section 6 hereof).

(b) The Company represents and warrants that, after giving effect to the grant effected hereby and all other agreements to purchase capital stock and securities of the Company as of the date hereof, (i) the authorized share capital of the Company is $50,000 and consists of 50,000,000 Ordinary Shares, 44,366,792 shares of which are issued and outstanding on the date hereof, (ii) all such outstanding share capital is owned as set forth on Schedule 1 hereto and is validly issued and outstanding, fully paid and non-assessable and (iii) there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of the Company other than as set forth on Schedule 1 hereto.

(c) The Stockholder hereby agrees to enter into one or more agreements with the Company and other stockholders or members of the Company upon the request of the Board to address certain rights and obligations with respect to the Stockholder’s ownership of the Shares including, without limitation, Transfer (as defined below) restrictions and certain repurchase rights in favor of the Company and/or other stockholders or members. The Stockholder acknowledges that the Company is relying on this undertaking by the Stockholder in connection with its issuance of the Shares to the Stockholder pursuant to this Agreement.

3. VESTING AND REPURCHASE OF SHARES. Initially, all of the Shares shall be considered “Unvested Shares”. On February 28, 2008, unless the Stockholder has incurred a Termination of Service prior to such date, one hundred percent (100%) of the Shares shall become “Vested Shares”. If a Sale of the Company occurs prior to a Termination of Service (the first such event or sale, a “Vesting Acceleration Event”), the then Unvested Shares shall become Vested Shares upon the occurrence of such Vesting Acceleration Event. No Shares which have not already become Vested Shares shall become Vested Shares upon or after the Termination of Service for any reason.

4. RESTRICTIONS ON TRANSFER. The Stockholder may not sell, assign, transfer, pledge, gift or otherwise dispose of (“Transfer”) any of the Shares, except in accordance with the terms and conditions of the agreement contemplated by Section 2(c).

5. INVESTMENT REPRESENTATIONS. (a) The Stockholder represents that the Shares are being acquired by her for her own account for investment and not with a view to the distribution thereof. The Stockholder understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), on the grounds that the offer and sale of the Shares to her are exempt from the registration requirements of the Act under Section 4(2) thereof as a transaction not involving any public offering of the Shares. The Stockholder understands that the Company’s reliance on such exemption is predicated in part on the representations of the Stockholder which are contained herein.

(b) The Stockholder understands that she must bear the economic risk of her investment in the Shares for an indefinite period of time because the Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Stockholder agrees that she will not offer to Transfer any of the Shares except as expressly permitted by the terms and conditions of the agreement contemplated by Section 2(c) and then only after the Company has received an opinion of its counsel that such offer or Transfer is not in violation of the registration requirements of the Act or other applicable law.

(c) The Stockholder represents that she is an “accredited investor” (as defined in Rule 501 under the Act).

6. LEGENDS; STOP TRANSFER. (a) Each certificate representing the Shares shall bear the following legend:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) In addition, following the execution and delivery of the agreement contemplated by Section 2(c), the Stockholder shall deliver her certificate representing the Shares to the Company and the Company shall add any additional legends it deems appropriate as a result of the terms and conditions of such agreement. The Company shall make a notation regarding any restrictions on Transfer of the Shares in the stock books of the Company, and such Shares shall be Transferred on the books of the Company only if and when Transferred in compliance with all of the terms and conditions of this Agreement and the agreement contemplated by Section 2(c).

7. DIVIDEND AND OTHER DISTRIBUTIONS ON THE SHARES. If any dividends or other distributions are paid on Ordinary Shares (collectively, “Distributions”):

(a) the Stockholder shall be entitled to receive and retain any Distributions in respect of any Vested Shares;

(b) the Company shall retain any Distribution in respect of any Unvested Shares until such time as such Unvested Shares become Vested Shares in accordance with the terms of this Agreement, and on the applicable vesting date (each, a “Vesting Date”), the Company shall pay to the Stockholder an amount (each such amount, a “Vesting Date Payment”) equal to the sum of (X) the amount of any Distributions that have been retained by the Company in accordance with this clause (b) on the Unvested Shares that have become Vested Shares on such Vesting Date, plus (Y) interest thereon from the date of the applicable Distribution until such Vesting Date calculated at an annual rate set by the Board that is approximately equal to the rate that represents the yield on the Company’s operating Subsidiaries cash and investments during such period. Upon the Termination of Service at any time and for any reason, the Stockholder shall automatically forfeit any right to any Distributions that have been retained by the Company in accordance with this clause (b) (including any interest thereon) in respect of any Unvested Shares that have not become Vested Shares as of the date of the Termination of Service. Any payments under this clause (b) shall be made solely from the general assets of the Company. The Company shall have no obligation and does not intend to establish, maintain or contribute to any trust, insurance contract, or other fund for the purpose of making or reserving for payments of dividends on Unvested Shares. The Stockholder shall have no greater rights to any of the assets of the Company as a result of becoming entitled to a dividend on the vesting of previously Unvested Shares than the rights of any other general unsecured creditor of the Company.

8. GENERAL.

8.1. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

If to the Company, to:

c/o GeoVera Holdings, Inc.

4820 Business Center Drive, Suite 200

Fairfield, California 94534

Attention: Michael J. Zukerman

Fax No.: (707) 736-4034

c/o Friedman Fleischer & Lowe, LLC

One Maritime Plaza

Suite 1000

San Francisco, California 94111

Attention: David L. Lowe

Fax No.: (415) 402-2111

and

c/o Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, California 94111

Attention: David R. Tunnell

        Arrie R. Park

Fax No.: (415) 788-0176

With copies sent simultaneously to:

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Attention: Neil W. Townsend, Esq.

Fax No: (212) 752-5378

and

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Attention: James Westra, Esq.

Fax No.: (617) 772-8333

If to the Stockholder, to:

John MacColl

1727 Western Run Road

Cockeysville, MD 21030

Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

8.2. Equitable Remedies. Each of the parties hereto acknowledges and agrees that upon any breach by the Stockholder of his obligations under Sections 2(c) or 4 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

8.3. Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

8.4. Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

8.5. Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6. Assigns. This Agreement shall not be assignable or transferable by the Stockholder without the Company’s prior written consent thereto.

8.7. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. Nothing in this Agreement shall be construed as a grant to the Stockholder of any right to continuing membership on the Company’s Board or any other service relationship with the Company or any Subsidiary or to restrict in any way the right to terminate the Stockholder’s service relationship with the Company at any time.

8.8. Governing Law. This Agreement and the obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced, in accordance with, the laws of the State of New York, without reference to applicable principles of conflicts of laws that would mandate the applicable of the laws of another jurisdiction.

9. SECTION 83(B) ELECTION. The Stockholder and the Company acknowledge that the Stockholder is electing, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in this calendar year with respect to the acquisition of the Shares. The Stockholder and the Company agree that the fair market value of the Shares on the date hereof is equal to the aggregate Original Price Per Share of the Shares, and shall reflect such fair market value to the extent required on any Federal, state or local income tax return or filing. The Stockholder further agrees that she will file a Section 83(b) election form with the Internal Revenue Service within thirty (30) days after the date hereof.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

THE COMPANY:	GEOVERA INSURANCE GROUP HOLDINGS, LTD.

	By:	/s/ David Lowe
	Name:	David Lowe
	Title:	Chairman and President

THE STOCKHOLDER:

/s/ John MacColl
John MacColl

[Signature Page to Restricted Stock Agreement]